UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 16, 2006

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-118873	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Capitol Landing Road

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 16, 2006, the Board of Directors of MHI Hospitality Corporation (“MHI”) approved the appointment of David R. Folsom, 41, as Executive Vice President and Chief Operating Officer of MHI. The Board of Directors also approved an employment agreement (the “Agreement”) between MHI and Mr. Folsom for an initial term of approximately 5 years.

Mr. Folsom had previously been employed as vice president of Paragon Real Estate, a Cleveland-based early stage commercial real estate firm, specializing in the acquisition and renovation of multifamily assets. Prior to his employment at Paragon, Mr. Folsom was employed as an investment banker at BB&T Capital Markets from 2001 until 2005, where he served on the lead underwriting team in MHI’s initial public offering in 2004. While at BB&T, Mr. Folsom participated in over 70 equity, debt and preferred stock underwritings, as well as financial advisory transactions across many industries. He served concurrently in the Real Estates Securities Group and Debt Capital Markets Group at BB&T. Mr. Folsom served as a commissioned officer in the U.S. Marine Corps, is a graduate of the U.S. Naval Academy, and received his M.B.A. from Georgetown University.

The Agreement, effective January 16, 2006, ends on December 31, 2010. Thereafter, the term of Mr. Folsom’s Agreement can be extended for an additional year, on each anniversary of the Agreement, unless either party gives 180 days prior written notice that the term will not be extended. Mr. Folsom’s Agreement provides for a minimum annual base salary of $150,000. In addition, Mr. Folsom will receive annually 10,000 shares of fully vested and transferable stock beginning on January 1, 2008, and will receive the same on January 1, 2009 and January 1, 2010. On December 31, 2011, Mr. Folsom will receive 30,000 shares of fully vested and transferable stock. Provided Mr. Folsom is employed by MHI on December 31, 2010, the final grant of 30,000 shares of stock will be issued regardless of whether the Agreement is renewed. Stock, once granted, will accrue and pay dividends. Upon a termination of Mr. Folsom’s Agreement without cause, MHI is required to pay him a severance payment equal to three (3) times of the his combined salary and actual bonus compensation for the preceding fiscal year.

Mr. Folsom’s Agreement provides severance benefits if his employment ends under certain circumstances following a change of control of MHI. The Agreement generally provides that, if within twelve months from the date of a change in control, Mr. Folsom’s employment is terminated without cause or he resigns for good reason, Mr. Folsom will be entitle to received:

•	Any accrued unpaid salary and bonuses;

•	granting and vesting of any previously issued stock options or restricted stock (including any ungranted shares of restricted stock);

•	payment of life, health and disability insurance coverage for a period of three years following termination, and unreimbursed; and

•	a severance payment equal to three (3) times of Mr. Folsom’s combined salary and actual bonus compensation for the preceding fiscal year.

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For purposes of Mr. Folsom’s employment agreement, “change in control” generally means any of the following events:

•	the acquisition of 50% or more of our common stock or voting stock by any person in a single transaction or series of related or unrelated transactions;

•	a merger in which our stockholders before the merger do not own at least 50% of the merged company;

•	a sale of all or substantially of MHI’s assets in one or a series of related sales;

•	incumbent Directors cease to be two-thirds (2/3) of the members of the Board of Directors;

•	a tender offer for MHI’s securities representing more than 50% of the outstanding voting stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2006

MHI HOSPITALITY CORPORATION

By:	/s/ Andrew M. Sims
Name:	Andrew M. Sims
Title:	President and Chief Executive Officer

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